   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1996
                                                       REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                        DELMARVA POWER & LIGHT COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ---------------
      DELAWARE AND VIRGINIA                       51-0084283
 (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)
                                800 KING STREET
                                 P.O. BOX 231
                          WILMINGTON, DELAWARE 19899
                                (302) 429-3011
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ---------------
                              BARBARA S. GRAHAM,
          SENIOR VICE PRESIDENT, TREASURER & CHIEF FINANCIAL OFFICER
                                800 KING STREET
                                 P.O. BOX 231
                          WILMINGTON, DELAWARE 19899
                                (302) 429-3448
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                           PROPOSED
                                             PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT         MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE          TO BE       OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED         REGISTERED(1)    PER UNIT(2)     PRICE(2)       FEE
----------------------------------------------------------------------------------
Common Stock (Par Value
 $2.25 per share)......  6,000,000 shares     $22.50     $135,000,000   $46,552

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(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2) Based on the average high and low sale price on the consolidated transaction reporting system on January 23, 1996, pursuant to Rule 457(c).

  PURSUANT TO RULE 429, THE PROSPECTUS FILED AS A PART OF THIS REGISTRATION STATEMENT IS BEING FILED AS A COMBINED PROSPECTUS IN CONNECTION WITH THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENT NO. 33-39756.

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

PROSPECTUS
                        DELMARVA POWER & LIGHT COMPANY
             DIVIDEND REINVESTMENT AND COMMON SHARE PURCHASE PLAN
                       6,149,648 SHARES OF COMMON STOCK

  The continuing Dividend Reinvestment and Common Share Purchase Plan (the "Plan") of Delmarva Power & Light Company ("Delmarva" or the "Company") provides holders of shares of its Common Stock, par value $2.25 per share (the "Shares"), with a simple and convenient method of purchasing additional Shares without payment of any service charge. Any holder of Shares is eligible to join the Plan.

  Participants in the Plan may:

  . have cash dividends on all of their Shares automatically reinvested, or . have cash dividends on any specified portion of their Shares automatically reinvested, and receive the balance by check, or . continue to receive their cash dividends on Shares registered in their names and invest by making optional cash payments of up to $100,000 per calendar year, or
  . invest both their cash dividends, or any portion thereof, and such optional cash payments.

  Shares purchased with reinvested dividends and optional cash payments may, at the option of the Company, be either newly-issued Shares or Shares purchased on the open market by an agent independent of the Company (the "Independent Agent").

  The purchase price of the newly-issued Shares will be the average of the highest and lowest prices as reported in The Wall Street Journal on the Pricing Date (as defined in Question 11).

  Should the Company elect to purchase Shares on the open market pursuant to the Plan, the price of the Shares acquired will be the weighted average price at which the Independent Agent acquires the Shares, plus a brokerage commission at a special discount rate available through the Plan (see Question
12).

  If you are already a participant in the Plan, it is not necessary for you to take any action in order to continue your participation.

  This Plan does not represent a change in dividend policy, which will continue to depend primarily upon the Company's financial condition. If you do not wish to participate in the Plan, you will receive dividends, when declared, by check as usual.

  This Prospectus relates to 6,149,648 authorized and unissued Shares and Shares purchased on the open market registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

                              ------------------

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
   PASSED  UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.  ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

                The date of this Prospectus is January 29, 1996

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.; 14th Floor, 500 West Madison Street, Chicago, Illinois; and 13th Floor, Seven World Trade Center, New York, New York. Copies of this material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Certain securities of the Company are listed on the New York and Philadelphia Stock Exchanges, and reports, proxy material and other information concerning the Company can also be inspected at the offices of both Exchanges.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

  2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

  3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

  4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

  5. The Company's Current Report on Form 8-K dated June 15, 1995.

  6. The Company's Current Report on Form 8-K dated July 20, 1995.

  7. The Company's Current Report on Form 8-K dated October 20, 1995.

  8. The Company's Current Report on Form 8-K dated December 15, 1995.

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from their respective dates of filing. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, except exhibits that are specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to Mr. Donald P. Connelly, Secretary, Delmarva Power & Light Company, 800 King Street, P. O. Box 231, Wilmington, Delaware 19899, (302) 429-3011.

                                  THE COMPANY

  The Company was incorporated in Delaware on April 22, 1909, and in Virginia on December 31, 1979. Delmarva's principal executive offices are located at 800 King Street, P. O. Box 231, Wilmington, Delaware 19899, (302) 429-3011.

  The Company is an investor-owned public utility which provides electric service to approximately 436,000 customers in Delaware, ten primarily Eastern Shore counties in Maryland and the Eastern Shore area of Virginia in an area consisting of about 6,000 square miles with a population of approximately 1,141,000. Delmarva also provides natural gas service to approximately 98,000 customers in an area consisting of about 275 square miles with a population of approximately 470,000 in northern Delaware, including the City of Wilmington.

                            DESCRIPTION OF THE PLAN

  The Plan was implemented by the Company in 1975, and has been amended from time to time thereafter. The following is a question and answer statement of the provisions of the Plan.

PURPOSE

 1. What is the purpose of the Plan?

  The purpose of the Plan is to provide holders of record of Shares with a simple and convenient method of investing cash dividends and optional cash payments in additional Shares at a price based on market value. To the extent that Shares distributed by the Plan are newly-issued Shares, the Company will receive additional funds for its capital requirements and for other general corporate purposes.

ADVANTAGES

 2. What are the advantages of the Plan?

  Participants in the Plan may (a) have cash dividends on all their Shares, or any portion thereof, automatically reinvested, or (b) continue to receive their cash dividends on Shares registered in their names and invest by making optional cash payments of up to $100,000 per calendar year, or (c) invest both their cash dividends, or any portion thereof, and such optional cash payments. No fee, commission or service charge is paid by participants in connection with purchases of newly-issued Shares under the Plan. The Plan offers a discount rate on brokerage commissions when Shares are purchased on the open market. Full investment of funds is possible under the Plan because the Plan permits fractional Shares, as well as full Shares, to be credited to participants' accounts. In addition, dividends in respect of such fractional Shares, as well as full Shares, will be credited to participants' accounts. Participants can avoid the cumbersome safekeeping of certificates for Shares credited to their accounts under the Plan. Regular statements of account mailed to each participant as soon as practicable after each investment will provide simplified record keeping.

ADMINISTRATION

 3. Who administers the Plan for participants?

  Wilmington Trust Company ("Wilmington Trust") administers the Plan for participants, maintains records, sends statements of account to participants and performs other duties relating to the Plan. The Company has selected an Independent Agent to act on behalf of the Plan to purchase any Shares which may be acquired in open-market transactions and to sell Shares pursuant to requests by participants. Shares purchased under the Plan will be registered in the name of the nominee(s) for participants in the Plan (see Question 5 for the address and phone numbers of Wilmington Trust).

PARTICIPATION

 4. Who is eligible to participate?

  All holders of record of Shares are eligible to participate in the Plan. In order to be eligible to participate in the Plan, beneficial owners of Shares whose Shares are registered in names other than their own must become shareholders of record by having such Shares transferred into their names.

 5. How does an eligible shareholder participate?

  A holder of record of Shares may join the Plan by signing an Authorization Card and returning it to Wilmington Trust. An Authorization Card may be obtained at any time by contacting Wilmington Trust at the following address or phone numbers:

Wilmington Trust Company, Corporate Trust Operations, 1100 N. Market Street, Wilmington, Delaware 19890, (302) 429-3355 or toll-free (800) 365-6495.

 6. When may a shareholder join the Plan?

  A holder of record of Shares may join the Plan at any time.

  If the Authorization Card is received by Wilmington Trust on or before the record date for the next dividend, reinvestment of dividends will begin with that dividend period. If the Authorization Card is received by Wilmington Trust later than the record date, reinvestment of dividends will begin with the following dividend payment date. (Dividend record dates are approximately twenty days before the last day of each of January, April, July and October.) Optional cash payments will be invested monthly (see Question 14).

 7. What does the Authorization Card provide?

  The Authorization Card is a form which allows each shareholder to select the method of participation. Shareholders may participate in the Plan by selecting one of the following options:

    (1) FULL DIVIDEND REINVESTMENT. Automatically reinvest dividends on all Shares held by a participant, and, if desired, make optional cash payments of up to $100,000 per calendar year.

    (2) PARTIAL DIVIDEND REINVESTMENT. Automatically reinvest dividends on a specified portion of Shares held by a participant (if selecting this option, the participant must indicate the exact number of Shares on which such participant wishes the dividends to be reinvested) and receive the balance by check, and, if desired, make optional cash payments of up to $100,000 per calendar year.

    (3) OPTIONAL CASH PAYMENTS ONLY. Make only optional cash payments of up to $100,000 per calendar year without reinvesting dividends on Shares held by the participant. Dividends on Shares held by the participant will continue to be received in the usual manner.

  Regardless of the option selected, all dividends paid on Shares purchased by a participant under the Plan and credited to the participant's Plan account will be invested automatically.

 8. How does a participant change the method of participation?

  If a participant in the Plan desires to change the method of participation, such participant must complete a new Authorization Card designating the desired change. A new Authorization Card may be obtained at any time by contacting Wilmington Trust at the address or phone numbers listed in Question 5. If the new Authorization Card is received by Wilmington Trust on or before the record date for the next dividend, the change will be implemented in that dividend period. If the new Authorization Card is received by Wilmington Trust later than the record date, the change will be implemented on the following dividend payment date.

COSTS

 9. Are there any expenses to participants in connection with purchases under the Plan?

  There are no brokerage commissions when newly-issued Shares are purchased under the Plan.

  If, however, the Company elects to purchase Shares on the open market, a brokerage commission will be charged at a discount rate to participants for such transactions. The commission will be reflected in the purchase price of the stock. All administrative fees will be paid by the Company.

  A brokerage commission will be charged if Shares are sold from the Plan.

PURCHASES

 10. How many Shares will be purchased for participants?

  The number of Shares to be purchased depends on the amount of the participant's dividend, optional cash payments, or both, and the net purchase price of the Shares. Each participant's account will be credited with that number of Shares, including fractions computed to three decimal places, equal to the total amount to be invested, divided by the purchase price. The purchase price of the Shares will include brokerage commissions, if any (see Question 12).

 11. When will Shares be purchased under the Plan?

  When the Plan purchases newly-issued Shares, dividends will be invested as of the dividend payment date. In making open-market purchases for the participants under the Plan, the Independent Agent shall invest such funds promptly, but dividends shall not be invested more than 30 days after their initial receipt by the Independent Agent, except when a temporary curtailment or suspension of purchases is necessary to comply with applicable provisions of the federal securities laws. Optional cash payments will be invested in the same fashion as reinvested dividends, as described above in this paragraph.

  The Shares will normally be priced on the date that such Shares are issued for purchase under the Plan (the "Investment Date"). However, in the event the Shares have not been traded on the New York Stock Exchange on any such Investment Date, the Shares will be priced as of the next preceding day on which such Shares have been so traded (the date on which Shares are priced is referred to herein as the "Pricing Date").

  Notwithstanding this investment schedule, Shares representing purchases under the Plan may be issued, for administrative purposes, on a date up to two weeks after the related Investment Date and the certificates for such Shares will be dated as of such Investment Date.

 12. What will be the price of Shares purchased under the Plan?

  The price of Shares purchased from Delmarva will be the average of the highest and lowest sale prices for such Shares as reported in the Wall Street Journal on the Pricing Date. No Shares will be sold under the Plan at less than the par value of such Shares ($2.25).

  At the option of the Company, Shares issued under the Plan may be either acquired on the open market or through negotiated transactions or may be newly issued by the Company. The price of Shares acquired on the open market or through negotiated transactions will be the weighted averaged price at which the Independent Agent acquires the Shares, plus a brokerage commission at a special discount rate available through the Plan. The commission charged by the Independent Agent will be reflected in the purchase price of the stock.

OPTIONAL CASH PAYMENTS

 13. How do optional cash payments work?

  The option to make cash payments is available to each participant at any time after joining the Plan. Optional cash payments received by Wilmington Trust from the participant in any month will be applied to the purchase of additional Shares on the Investment Date for that month. Optional cash payments by a participant may not aggregate more than $100,000 per calendar year. Any amount received in excess of $100,000 will be promptly returned to the participant.

  The participant may not make optional cash payments to purchase a specific number of Shares and request a bill for the balance due or a refund of the excess.

  Any optional cash payment may be made by a participant when enrolling by enclosing a check or money order made payable to Delmarva Power & Light Company and identified as a payment to the Dividend Reinvestment Plan. Thereafter, the same amount of money need not be sent each month and there is no obligation to make any future optional cash payment.

 14. When will optional cash payments received by the Company be invested?

  In order to minimize accumulation of uninvested funds, optional cash payments will be invested once each month (see Question 11).

  NO INTEREST WILL BE PAID BY THE COMPANY ON ANY OPTIONAL CASH PAYMENTS FROM THE DATE RECEIVED UNTIL THE INVESTMENT DATE.

REPORTS TO PARTICIPANTS

 15. What kind of reports will be sent to participants in the Plan?

  As soon as practicable after each investment, a statement of account will be mailed to the participant. These statements are a participant's continuing record of the cost of purchases and should be retained for income tax purposes. In addition, each participant will receive a copy of any new Prospectus for the Plan and copies of the same communications sent to every other holder of Shares.

DIVIDENDS

 16. Will participants be credited with dividends on fractional Shares?

  Yes.

CERTIFICATES FOR FULL SHARES

 17. Will certificates be issued for Shares purchased?

  Certificates will be issued for full Shares by Wilmington Trust to the nominee to be held for the accounts of participants. This provides protection against loss, theft or inadvertent destruction of stock certificates.

  Certificates for fractional Shares will not be issued under any circumstances.

  No certificates will be issued for Shares in a participant's account unless the participant so requests Wilmington Trust in writing, or until the participant's account is terminated. A participant may request Wilmington Trust to send certificates for full Shares credited to the participant's account. This request should be mailed to Wilmington Trust at the address listed in Question 5. Any remaining full Shares and any fractional Share will continue to be credited to the participant's account.

  Shares credited to the account of a participant under the Plan may not be pledged or assigned. A participant who wishes to pledge or assign such Shares must request that certificates for such Shares be issued in the participant's name.

 18. In whose name will certificates be registered when issued?

  Accounts under the Plan are maintained in the names in which certificates of the participants are registered at the time they entered the Plan. Consequently, certificates for whole Shares will be registered similarly when issued.

WITHDRAWAL

 19. How does a participant withdraw from the Plan?

  In order to withdraw from the Plan, notification must be given to Wilmington Trust in writing that the participant wishes to withdraw (the "Withdrawal Notice") (see Question 5 for the address). The Withdrawal Notice must be received by Wilmington Trust five days prior to the record date for the next succeeding dividend payment. If the Withdrawal Notice is not received five days prior to the record date, the effective date of the Withdrawal Notice shall be after purchases from such dividends have been completed and the purchased Shares credited to all participants' accounts. When a participant withdraws from the Plan, or upon termination of the plan by Delmarva, certificates for whole Shares credited to a participant's account under the Plan will be issued and a cash payment will be made for any fractional Share (see Question 21) unless Wilmington Trust is otherwise directed in the Withdrawal Notice as set forth below. Upon withdrawal from the Plan, the participant may request in the Withdrawal Notice that all of the Shares, both whole and fractional, credited to the participant's account in the Plan be sold or transferred. If such a sale is requested, the sale will be made for the account of the participant within five business days after receipt of the Withdrawal Notice. The participant will receive the proceeds of the sale less any brokerage commission and any transfer tax.

  If a participant requests in the Withdrawal Notice the sale of 50 or more Shares which are held in the Plan, the Withdrawal Notice must have the owner(s) signature(s) guaranteed by a Commercial Bank or a broker member of a major stock exchange. Notary, Savings Banks and Savings and Loan Association signature guarantees are not sufficient for this purpose.

  Instructions by a participant directing that Shares credited to the participant's account in the Plan be transferred directly to another person or to the Plan account of another participant must be submitted to Wilmington Trust in writing (see Question 5 for the address), and must bear the owner(s) signature(s) guaranteed by a Commercial Bank or a broker member of a major stock exchange. Notary, Savings Banks, and Savings and Loan Association signature guarantees are not sufficient for this purpose.

 20. What happens to a fractional Share when a participant withdraws from the Plan?

  When a participant withdraws from the Plan, a cash payment representing any fractional Share will be mailed directly to the participant. The cash payment to each such participant will be based on the current market price of Shares less any related brokerage commission and transfer tax.

OTHER INFORMATION

 21. What happens when a participant sells or transfers all or a portion of the Shares registered in the participant's name?

  If a participant disposes of all Shares registered in the participant's name, Wilmington Trust will continue to reinvest the dividends on the Shares credited to the participant's account under the Plan, and the participant may continue to make optional cash payments. The participant's account under the Plan will not be terminated until a written request is submitted to Wilmington Trust requesting that such account be terminated.

  If a participant disposes of a portion of the Shares registered in the participant's name and has selected the:

    (1) FULL DIVIDEND REINVESTMENT OPTION. Wilmington Trust will continue to reinvest the dividends on the remainder of Shares registered in the participant's name unless the participant elects to change the method of participation (see Question 8).

    (2) PARTIAL DIVIDEND REINVESTMENT OPTION. Wilmington Trust will assume that the first Shares disposed of were those on which the participant was not reinvesting dividends. Wilmington Trust will continue to reinvest the dividends on the remainder of the Shares up to the number of the Shares originally authorized for reinvestment. For example, if a participant had authorized Wilmington Trust to reinvest the cash dividends on 100 Shares of a total of 200 Shares registered in the participant's name and then disposes of 50 Shares, Wilmington Trust will continue to reinvest the cash dividends on 100 of the remaining 150 Shares. If, instead, the participant disposes of 150 Shares, Wilmington Trust will continue to reinvest the cash dividends on the remaining 50 Shares unless the participant elects to change the method of participation (see Question 8).

 22. What happens if Delmarva issues a stock dividend or declares a stock split?

  Any stock dividends or split Shares distributed by Delmarva on Shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or split Shares distributed on Shares registered in the name of the participant will be mailed directly to the shareholder in the same manner as to shareholders who are not participating in the Plan.

 23. How will a participant's Shares be voted at meetings of shareholders?

  Participants have full voting rights on any Shares held in the participant's account, including fractional Shares. The proxy mailed to each shareholder will show the Shares registered directly in the shareholder's name as well as all Shares held in the Plan in the shareholder's account, which when executed and returned to Wilmington Trust will be voted in accordance with the shareholder's directions. If the shareholder does not return the proxy, the Shares will not be voted.

 24. What are the Federal income tax consequences of participation in the Plan?

  In general, shareholders who participate in the Plan will have the same federal income tax consequences, with respect to the dividends payable to them, as any other holder of Shares. A participant will be treated for federal income tax purposes as having received, on the dividend payment date of each quarter, a dividend equal to the full amount of the cash dividend payable for the quarter with respect to the participant's Shares, even though that amount is not actually received in cash, but instead, is applied to the purchase of new Shares for the participant's account.

  A participant will not realize any taxable income upon receipt of certificates for whole Shares credited under the Plan, either upon the participant's request for certificates for certain of those Shares or upon withdrawal from or termination of the Plan. However, a participant who received, upon withdrawal from or termination of the Plan, a cash adjustment for a fractional Share credited to the participant's account, will realize a capital gain or loss. Capital gain or loss also will be realized by the shareholder when whole Shares are either sold by the Independent Agent upon the shareholder's request for withdrawal from the Plan (see Question 19) or sold by the shareholder after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount that the shareholder receives for such Shares or fractional Share, and the shareholder's tax basis therefor. The tax basis for Shares or fractional Shares held in a participant's account under the Plan is the amount of dividends reinvested and of cash contributions made by the participant. For further clarification and other tax consequences, the Plan participant is advised to consult with a tax advisor.

 25. What are the responsibilities of the Company and Wilmington Trust under the Plan?

  In administering the Plan, neither the Company nor Wilmington Trust will be liable for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or with respect to any fluctuation in the market value after purchase or sale of Shares, except for any liability under the federal securities law.

  The participant should recognize that neither the Company nor Wilmington Trust can assure a profit or protect against a loss on the Shares purchased by a participant under the Plan.

 26. What provision is made for shareholders whose dividends are subject to income tax withholding?

  In the case of those foreign holders of Shares whose dividends are subject to United States income tax withholding, or any other shareholders whose dividends are subject to backup withholding, an amount equal to the dividends less the amount of tax required to be withheld will be invested in Shares. The statements confirming purchases made for such participants will indicate the amount of tax withheld. Optional cash payments received from foreign shareholders must be in United States dollars and will be invested in the same manner as payments from other participants.

 27. May the Plan be changed or discontinued?

  The Company reserves the right to amend, modify, suspend, or terminate the Plan at any time. Notice of such amendment, modification, suspension or termination will be sent to all participants.

                                  THE SHARES

  The following brief summary of certain features of the Shares, provided for the convenience of the reader, does not purport to delineate all of the provisions in connection with the Shares. Such provisions are stated in full in Article Fourth of the Company's Restated Certificate and Articles of Incorporation, as amended, and in Section 5.25 of the Company's Mortgage and Deed of Trust and the Supplemental Indentures thereto.

DIVIDEND RIGHTS

  The holders of Shares shall be entitled to receive such dividends as may be declared by the Board of Directors, except that the holders of the preferred stock have a right to receive cumulative quarterly dividends at the rates set forth in the title of each series thereof before any dividends are paid to the holders of Shares.

LIMITATIONS ON PAYMENT OF DIVIDENDS ON SHARES

  The Company's Restated Certificate and Articles of Incorporation, as amended, and the Mortgage and Deed of Trust securing the Company's outstanding bonds contain restrictions on the payment of cash dividends on Shares, including restrictions which would become applicable if Common Stock equity were less than 25% of total capitalization. (At December 31, 1995, the actual ratio of Common Stock equity to total capitalization was approximately 44%). Retained earnings available for dividends on Shares as of December 31, 1995, were approximately $246,200,000 under the most restrictive of these provisions.

VOTING RIGHTS

  The holders of Shares have one vote for each Share held. Except as provided by law and as hereinafter set forth, the holders of the preferred stock are not entitled to vote. Upon default in the payment of dividends on the preferred stock in an amount equivalent to or exceeding one year's dividends, and until all dividends in default shall have been paid or declared and set apart for payment, the holders of the preferred stock are entitled as a class to elect a majority of the Board of Directors and the holders of Shares are entitled as a class to elect the remaining directors. The consent of certain proportions of the preferred stock is required to effect a merger, consolidation or sale or other disposition of all of the Company's assets, to amend, alter, change or repeal any of the express terms of the preferred stock in a manner prejudicial to its holders, to increase the authorized number of shares of, or to create or authorize any kind of stock ranking prior to or on parity with, or any security convertible into, the preferred stock and to issue unsecured debt or additional shares of the preferred stock unless certain capitalization and coverage tests are met. In some cases, the right to vote only applies in certain circumstances.

OTHER RIGHTS

  The holders of Shares have no preemptive rights to purchase additional Shares or securities convertible into Shares.

  The outstanding Shares are, and the additional Shares offered by this Prospectus upon issuance will be, fully paid and non-assessable. Subject to the preferential rights of creditors and the holders of preferred stock, the holders of Shares are entitled in the event of liquidation to share ratably in the distribution of all remaining assets.

CLASSIFICATION OF THE BOARD OF DIRECTORS

  The Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board.

                                USE OF PROCEEDS

  The proceeds from the sale of newly-issued Shares under the Plan will be applied toward financing the capital requirements of the Company and for other general corporate purposes, including the repayment of short-term borrowings. To the extent the proceeds are not immediately so used, they may be temporarily invested in short-term interest-bearing obligations. The Company has no basis for estimating either the number of Shares that will ultimately be sold pursuant to the Plan or the prices at which such Shares will be sold.

                                LEGAL OPINIONS

  The legality of the Shares and the status of the Shares when sold as legally issued, fully paid and non-assessable will be passed upon for Delmarva, as to matters of the laws of the State of Delaware, by Dale G. Stoodley, Vice President and General Counsel for Delmarva, and as to matters of the law of the Commonwealth of Virginia, by Peter F. Clark, Assistant General Counsel for the Company. Certain other legal matters will be passed upon for Delmarva by Mr. Stoodley, and, as to matters of the laws of the Commonwealth of Virginia, by Mr. Clark. Mr. Stoodley and Mr. Clark may rely as to matters of Maryland, New Jersey and Pennsylvania law upon the opinions of counsel admitted in such jurisdictions. As of December 31, 1995, Mr. Stoodley held, in the form of stock and share equivalents in the Company's employee benefit plans, approximately 2,550 shares of the Company's Common Stock and had been granted 3,410 performance shares as to which full rights will not vest, if at all, until a future date. On such date, Mr. Stoodley's shares, including the performance shares, had a fair market value of approximately $135,590. As of December 31, 1995, Mr. Clark held, in the form of stock and share equivalents in the Company's employee benefit plans, approximately 1,155 shares of the Company's Common Stock and had been granted 1,530 performance shares as to which full rights will not vest, if at all, until a future date. On such date, Mr. Clark's shares, including the performance shares, had a fair market value of approximately $61,084.

                                    EXPERTS

  The consolidated financial statements incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their report with respect thereto, which report includes an explanatory paragraph regarding the Company's changes in its method of accounting in 1993 for income taxes and postretirement benefits other than pensions, and are incorporated by reference herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

  Dale G. Stoodley, General Counsel for the Company, has reviewed the statements as to matters of law and legal conclusions under "The Shares" and in the Incorporated Documents and such statements are included herein and therein upon his authority as an expert.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  As set forth in the Registration Statement of which this Prospectus is a part, to the extent allowed by applicable law, directors and officers of the Company are indemnified by the Company against all costs and liabilities reasonably incurred by, or imposed on, them in connection with any litigation in which such director or officer may be involved by reason of being, or having been, a director or officer of the Company. The Company also may, upon a determination that its officers, directors, employees or agents have met the applicable statutory standard of conduct, indemnify such persons against expenses, judgments, fines and settlement payments reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE DESCRIBED ON THE COVER PAGE OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLIC-ITATION WITHIN SUCH JURISDICTION.

                              ------------------

                                   CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   1
Incorporation of Certain Documents by Reference............................   1
The Company................................................................   2
Description of the Plan....................................................   2
  Purpose..................................................................   2
  Advantages...............................................................   3
  Administration...........................................................   3
  Participation............................................................   3
  Costs....................................................................   5
  Purchases................................................................   5
  Optional Cash Payments...................................................   6
  Reports to Participants..................................................   7
  Dividends................................................................   7
  Certificates for Full Shares.............................................   7
  Withdrawal...............................................................   8
  Other Information........................................................   9
The Shares.................................................................  11
Use of Proceeds............................................................  12
Legal Opinions.............................................................  13
Experts....................................................................  13
Indemnification of Directors and Officers..................................  14

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     [LOGO OF DELMARVA POWER APPEARS HERE]

                              ------------------

                                 COMMON STOCK
                               ($2.25 PAR VALUE)

                              ------------------

                             DIVIDEND REINVESTMENT
                               AND COMMON SHARE
                                 PURCHASE PLAN

                              ------------------

                                  PROSPECTUS


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

  Estimated expenses relating to the Securities are as follows:

       Securities and Exchange Commission filing fees    $46,552
       Legal services                                      3,000
       Auditor's Fees                                      4,000
       Fees of Transfer Agent and Registrar               12,000
       Printing                                           10,000
       Miscellaneous                                       9,448
                                                         -------
          Total                                          $85,000
                                                         =======

Item 15.  Indemnification of Directors and Officers.

  The Company's Restated Certificate and Articles of Incorporation, as amended, provides that Delmarva shall indemnify, to the full extent that it shall have power to do so under applicable law, each director and officer against all costs and liabilities reasonably incurred by or imposed on such persons in connection with any litigation in which such director or officer may be involved by reason of being or having been a director or officer of the Company. This provision is not exclusive of other rights to which any director or officer may otherwise be entitled. Under applicable corporate law, Delmarva may, upon a determination that such persons have met the applicable statutory standard of conduct, indemnify directors, officers, employees and agents against expenses, judgments, fines and settlement payments reasonably incurred.

  Subject to certain exceptions, the directors and all corporate officers of the Company are insured to an overall limit of $45,000,000 (subject to a Company deductible of $200,000 for each loss involving non-nuclear operations and $1,000,000 for each loss involving nuclear operations) because of any claim or claims made against them, including claims arising under the Securities Act of 1933, and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as such directors or officers, and the Company is insured to the extent that it shall have indemnified the directors and officers for such loss. The premiums for such insurance are paid by the Company.

Item 16.  Exhibits.

  Exhibit
  Number          Description of Exhibit
  ------          ----------------------

   3-A A copy of the Company's Restated Certificate and Articles of Incorporation effective as of April 12, 1990 (filed with Registration No. 33-50453).*

   3-B A copy of the Company's Certificate of Designation and Articles of Amendment establishing the 7-3/4% Preferred Stock --$25 Par (filed with Registration No. 33-50453).*

   3-C A copy of the Company's Certificate of Designation and Articles of Amendment establishing the 6-3/4% Preferred Stock (filed with Form 10-K for the year ended December 31, 1993).*

   3-D A copy of the Company's By-Laws as amended September 30, 1993 (filed with Form 10-K for the year ended December 31, 1993).*

   4-A A copy of the Mortgage and Deed of Trust from the Company to The New York Trust Company as Trustee, dated as of October 1, 1943, and copies of the First through Sixty-Eighth Supplemental Indentures thereto (filed with Registration No. 33-1763).*

   4-B A copy of the Sixty-Ninth Supplemental Indenture (filed with Registration No. 33-39756).*

  Exhibit
  Number          Description of Exhibit
  ------          ----------------------

   4-C Copies of the Seventieth through Seventy-Fourth Supplemental Indentures (filed with Registration No. 33-24955).*

   4-D Copies of the Seventy-Fifth through Seventy-Seventh Supplemental Indentures (filed with Registration No. 33-39756).*

   4-E Copies of the Seventy-Eighth and Seventy-Ninth Supplemental Indentures (filed with Registration No. 33-46892).*

   4-F A copy of the Eightieth Supplemental Indenture (filed with Registration No. 33-49750).*

   4-G A copy of the Eighty-First Supplemental Indenture (filed with Registration No. 33-57652).*

   4-H A copy of the Eighty-Second Supplemental Indenture (filed with Registration No. 33-63582).*

   4-I A copy of the Eighty-Third Supplemental Indenture (filed with Registration No. 33-50453).*

   4-J Copies of the Eighty-Fourth through Eighty-Eighth Supplemental Indentures (filed with Registration No. 33-53855).*

   4-K            A Copy of the Eighty-Ninth Supplemental Indenture.

   4-L            A Copy of the Ninetieth Supplemental Indenture.

   5-A Opinion of D. G. Stoodley, General Counsel for the Company, regarding legality under Delaware law.

   5-B Opinion of Peter F. Clark, Assistant General Counsel for the Company, regarding legality under Virginia law.

  23              See Page II-5 for the Consent of Independent
                  Accountants. The Consents of Mr. Stoodley and Mr. Clark are included in their respective opinions filed as Exhibits 5-A and 5-B.

  24              Power of Attorney (see Page II-3).

_______________
* Incorporated by reference pursuant to Rule 411.

Item 17.  Undertakings.

  (1)  The undersigned Registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


  (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                               POWER OF ATTORNEY

  Each person whose signature appears on the following page hereby authorizes the agent for service named in the Registration Statement to execute in the name of each such person, and to file, any and all amendments and post-effective amendments to the Registration Statement, which amendments may make such changes in the Registration Statement as the issuer deems appropriate and appoints such agent for service as attorney-in-fact to sign in his or her behalf individually and in each capacity stated.

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 25th day of January, 1996.

                            DELMARVA POWER & LIGHT COMPANY


                            By:  /s/  B. S. GRAHAM
                                 -----------------------------------
                               (B. S. Graham, Senior Vice President,
                               Treasurer & Chief Financial Officer)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                       Title                            Date
     ---------                       -----                            ----

 /s/ H. E. COSGROVE            Chairman of the                 January 25, 1996
-----------------------        Board, President, Chief
 (H. E. Cosgrove)              Executive Officer and
                               Director (Principal
                               Executive Officer)

 /s/ B. S. GRAHAM              Senior Vice                     January 25, 1996
-----------------------        President, Treasurer & Chief
 (B. S. Graham)                Financial Officer
                               (Principal Financial
                               Officer)

 /s/ JAMES P. LAVIN            Comptroller and Chief           January 25, 1996
-----------------------        Accounting Officer
 (James P. Lavin)              (Principal Accounting
                               Officer)

 /s/ MICHAEL G. ABERCROMBIE    Director                        January 25, 1996
---------------------------
 (Michael G. Abercrombie)

 /s/ R. FRANKLIN BALOTTI       Director                        January 25, 1996
---------------------------
 (R. Franklin Balotti)

 /s/  ROBERT D. BURRIS         Director                        January 25, 1996
---------------------------
 (Robert D. Burris)

 /s/ AUDREY K. DOBERSTEIN      Director                        January 25, 1996
---------------------------
 (Audrey K. Doberstein)

 /s/ MICHAEL B. EMERY          Director                        January 25, 1996
---------------------------
 (Michael B. Emery)

                               Director
---------------------------
 (James H. Gilliam, Jr.)

 /s/ SARAH I. GORE             Director                        January 25, 1996
---------------------------
 (Sarah I. Gore)

 /s/ JAMES C. JOHNSON, III     Director                        January 25, 1996
---------------------------
 (James C. Johnson, III)

 /s/ WESTON E. NELLIUS         Director                        January 25, 1996
---------------------------  -----------------
 (Weston E. Nellius)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in this Registration Statement of Delmarva Power & Light Company on Form S-3 of our report dated February 3, 1995, on our audits of the consolidated financial statements of Delmarva Power & Light Company and its subsidiary companies as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, as listed in Item 14(a) of the 1994 Annual Report of Delmarva Power & Light Company on Form 10-K, which report includes an explanatory paragraph regarding the Company's changes in its method of accounting in 1993 for income taxes and postretirement benefits other than pensions. We also consent to the reference to our firm under the caption "Experts."



                                 COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, PA  19103
January 25, 1996

                                 EXHIBIT INDEX


  Exhibit
  Number    Description of Exhibit                               Page
  ------    ----------------------                               ----


   4-K      A Copy of the Eighty-Ninth Supplemental Indenture.

   4-L      A Copy of the Ninetieth Supplemental Indenture.

   5-A Opinion of D. G. Stoodley, General Counsel for the Company, regarding legality under Delaware law.

   5-B Opinion of Peter F. Clark, Assistant General Counsel for the Company, regarding legality under Virginia law.

  23        See Page II-5 for the Consent of Independent Accountants.
            The Consents of Mr. Stoodley and Mr. Clark are included in their respective opinions filed as Exhibits 5-A and 5-B.

  24        Power of Attorney (see Page II-3).